As filed with the Securities and Exchange Commission on May 11, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREEN DOT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-4766827 (I.R.S. Employer Identification No.)

3465 E. Foothill Blvd. Pasadena, California 91107 (Address of Principal Executive Offices) (Zip Code)

Inducement Stock Option Award Inducement Restricted Stock Unit Award Inducement Performance-based Restricted Stock Unit Award
(Full Title of the Plans)
__________________________________________________

Dan Henry President and Chief Executive Officer Green Dot Corporation 3465 E. Foothill Blvd. Pasadena, California 91107
(Name and Address of Agent For Service)

(626) 765-2000
(Telephone Number, including area code, of agent for service)
__________________________________________________
Copies to:
William L. Hughes, Esq.
Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, California 94105
(415) 773-5700
__________________________________________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class A Common Stock, $0.001 par value per share	750,000	(2)	$28.19	(3)	$21,142,500.00	(3)	$2,744.30	(3)
Class A Common Stock, $0.001 par value per share	42,568	(4)	$28.02	(5)	$1,192,755.36	(5)	$154.82	(5)
Class A Common Stock, $0.001 par value per share	63,852	(6)	$28.02	(5)	$1,789,133.04	(5)	$232.23	(5)
TOTAL	856,420		N/A		$24,124,388.40		$3,131.35

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Class A common stock of Green Dot Corporation (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Class A common stock.

(2)	Represents shares of Class A common stock issuable upon the exercise of an inducement stock option award granted by the Registrant (the “Stock Option”).

(3)	Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act, this price is equal to the per share exercise price of the Stock Option.

(4)	Represents shares of Class A common stock issuable upon settlement of an inducement restricted stock unit award granted by the Registrant.

(5)
Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant's Class A common stock as reported on the New York Stock Exchange on May 4, 2020.

(6)	Represents shares of Class A common stock issuable upon settlement of an inducement performance-based restricted stock unit award granted by the Registrant.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
Information required by this Item 1 to be contained in the Section 10(a) prospectus is omitted from this registration statement on Form S-8 (the “Registration Statement”) in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
Information required by this Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by Green Dot Corporation (the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on March 2, 2020 (which was accepted by the Commission on February 28, 2020) pursuant to Section 13(a) of the Exchange Act;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)
the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed on July 13, 2010 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to specific sections of such statements as set forth therein.
Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the Delaware General Corporation Law, the Registrant’s Tenth Amended and Restated Certificate of Incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	for any transaction from which the director derived an improper personal benefit.
As permitted by the Delaware General Corporation Law, the Registrant’s Amended and Restated Bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•
the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights conferred in the Amended and Restated Bylaws are not exclusive.
In addition, the Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Tenth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and to provide additional procedural protections.
The Registrant has directors’ and officers’ liability insurance for securities matters.
These indemnification provisions and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
See also the undertakings set out in response to Item 9 hereof.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Title
5.1*	Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (filed as part of Exhibit 5.1).

24.1	Power of Attorney (filed as part of signature page).

99.1**	Form of Green Dot Corporation Inducement Stock Option Award Agreement, dated May 6, 2020.

99.2*	Form of Green Dot Corporation Inducement Award Agreement (Performance Restricted Stock Unit), dated May 6, 2020.

99.3*	Form of Green Dot Corporation Inducement Award Agreement (Restricted Stock Unit), dated May 6, 2020.
_______________

*	Filed herewith.

**	Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10).
Item 9. Undertakings.

a.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on May 11, 2020.

Green Dot Corporation

Date:	May 11, 2020	By:	/s/ Dan Henry
		Name:	Dan Henry
		Title:	President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Green Dot Corporation, a Delaware corporation, do hereby constitute and appoint Dan Henry, John C. Ricci and Jess Unruh, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dan Henry	President, Chief Executive Officer and Director (Principal Executive Officer)	May 11, 2020
Dan Henry

/s/ Jess Unruh	Interim Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Accounting Officer)	May 11, 2020
Jess Unruh

/s/ William I. Jacobs	Chairman	May 11, 2020
William I. Jacobs

/s/ Kenneth C. Aldrich	Director	May 11, 2020
Kenneth C. Aldrich

/s/ J. Chris Brewster	Director	May 11, 2020
J. Chris Brewster

/s/ Rajeev V. Date	Director	May 11, 2020
Rajeev V. Date

/s/ Glinda Bridgforth Hodges	Director	May 11, 2020
Glinda Bridgforth Hodges

/s/ Saturnino Fanlo	Director	May 11, 2020
Saturnino Fanlo

/s/ Jeffrey B. Osher	Director	May 11, 2020
Jeffrey B. Osher

/s/ Ellen Richey	Director	May 11, 2020
Ellen Richey

/s/ George T. Shaheen	Director	May 11, 2020
George T. Shaheen